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Exhibit 10.17

                                                  Guy Carpenter & Company, Inc.
                                                  Centennial Lakes, Suite 400
GUY CARPENTER                                     3600 Minnesota Drive
                                                  Edina, MN 55435
                                                  952 920 3300 Fax 952 920 9382

Placement Slip
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                                       File #: 2557-00-0001-00
                                       Effective Date: January 1, 2003

COMPANY:

     PROFESSIONALS DIRECT INSURANCE COMPANY
     Grand Rapids, Michigan
     (herein called the COMPANY)

TITLE:

     FIRST EXCESS CASUALTY REINSURANCE AGREEMENT

BUSINESS COVERED:

     New and renewal business classified by the Company as Lawyers Professional Liability, including, but not limited to, claims made business written or assumed under the Company's Select and Essentials or Premier Programs. Prior Acts and Extended Reporting Endorsements covered as per original policy.

TERRITORY:

     To follow the Company's policies as respects insureds domiciled in the United States, its territories or possessions.

PERIOD:

     Continuous and to take effect January 1, 2003 as respects new and renewal business. Annual or multi-year renewals thereafter as mutually agreed. Original policy shall be issued for a maximum policy period of 12 months plus odd time (not exceeding 18 months in all), plus any extended reporting period endorsements.

     Underwriting year account basis.

     Cancellation at December 31, 2003, or any December 31 thereafter, by either party via 180 days prior notice by certified or registered mail. Run-off for all policies in force at the date of termination until their natural expiration.

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                                               Page:             2 of 5
GUY CARPENTER                                  File #:           2557-00-0001-00
                                               Effective Date:   January 1, 2002

PERIOD CONTINUED:

     Reinsurers' liability will continue in the event any extended discovery or reporting options are exercised in accordance with the original policies, and/or in the event the Company is bound by statute, regulation, or judicial decision to continue coverage.

LIMIT & RETENTION:

     $500,000 each original insured, each and every claim in excess of $500,000 each original insured, each and every claim. Loss Expenses to be included within and subject to the Reinsurers' limit of liability.

     It is understood and agreed all ceded policies shall include claims expense within limits of liability or so deemed.

EXCLUSIONS:

     1.   Insolvency Funds Exclusion Clause

     2.   Pools, Associations, and Syndicates

     3.   Nuclear Incident Exclusion Clause - Liability - Reinsurance

     4. All actual or threatened loss or damage (including all consequential loss or damage of any type) caused by, arising or resulting from, or in connection with, an act or acts of Terrorism, including all costs and expenses of whatever nature, related thereto. For purposes of this exclusion, "Terrorism" shall mean any act(s), attempt(s) or threat(s) thereof, which endangers human life or health, tangible or intangible property or infrastructure, or intimidates, disrupts or coerces a government or a unit of government, business or commercial enterprise, the public, or any segment thereof, in furtherance of political, religious, ideological or social objectives. This Exclusion shall apply regardless of any otherwise covered cause, event or peril contributing concurrently or in any other sequence to the loss.

PREMIUM:

     85% of the layer net increased limits ceded premium.

     Within thirty (30) days of the end of each quarter, the Company shall furnish the Reinsurer with a statement of account detailing the ceded premium to be paid to the Reinsurer together with a bordereau of policies ceded under this agreement during the quarter.

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                                                Page:           3 of 5
GUY CARPENTER                                   File #:         2557-00-0001-00
                                                Effective Date: January 1, 2002

RESERVES:

     Letters of Credit and/or Trust Agreements required from unauthorized Reinsurers for outstanding losses and expenses, recoverables, IBNR, and unearned premium.

GENERAL CONDITIONS:

     All reinsurance under this Contract shall be subject to the same rates, terms, conditions, deductibles, waivers and interpretations and to the same modifications and alterations as the respective policies of the Company.

     "Original Insured" shall mean all interests covered under one Policy.

     "Claim" shall mean any notice received by the Company in writing of an incident, or claim or suit which is sufficient to enable the Company to establish a claim advice file. A Claim, for purposes hereon, shall include each Claim or series of Claims arising out of any one incident as respects any one Insured, such Claim(s) arising due to the same accident, error or omission in providing a professional service, or series of accidents, errors or omissions in providing professional service having a common cause, unless otherwise defined in the Company's original policy.

     "Increased Limits Net Written Premium" as used herein, shall mean the Company's gross written premium associated by the Company to the limits ceded to this contract. As respects business produced through agents and brokers, it is understood and agreed the Company may gross up their ILF premium for the representative expenses of acquiring the business, with said commission not to exceed 15% of the layer increased limits net written premium.

CLAUSES:

     Access to Records Clause
     Amendments
     Arbitration Clause
     Confidentiality Clause
     Coverage
     Currency Clause
     Definitions (ALAE included within the UNL; DJ expenses covered) ECO 90%, XPL 90% (within UNL on ceded policies)
     Exclusions
     Federal Excise Tax Clause
     Governing Law Clause
     Indemnification and Errors and Omissions Clause
     Insolvency Clause, applies severally to each reinsured entity Loss Notices and Settlements

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                                                Page:           4 of 5
GUY CARPENTER                                   File #:         2557-00-0001-00
                                                Effective Date: January 1, 2002

CLAUSES CONTINUED:

     Net Retained Lines
     Offset Clause, this Agreement only
     Other Reinsurance
     Reinsurance Follows Original Policies
     Reinsurance Premium
     Reserve and Funding
     Reports and Remittances
     Retention and Limit
     Salvage and Subrogation Clause
     Service of Suit Clause
     Settlements Clause
     Several Liability Notice - LSW - 1001
     Taxes Clause
     Term and Cancellation
     Territory

     GUY CARPENTER & COMPANY, INC., Intermediary Clause

INFORMATION:

     Estimated 2003 gross ceded premium equals $1,700,000.

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                                                Page:           5 of 5
GUY CARPENTER                                   File #:         2557-00-0001-00
                                                Effective Date: January 1, 2002

BROKERAGE:

     10.00% of net premium ceded to reinsurers.

ACCEPTED:

First Layer:   15% of $500,000  Ref # 03XL02001

Reinsurer:             AmerInst Insurance Company, Ltd.

FEIN #:

NAIC #:

Authorized Signature:  /s/ Stuart Grayston

Date:                  February 27, 2003